Calculation of Filing Fee Tables

S-3

(Form Type)

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Other	Interests in Structured Investment Option	457(o)	NA	NA	$20,973,000,000	$92.70	$1,944,197.10
Fees Previously Paid
Newly Registered Securities

Carry Forward Securities

	Total Offering Amounts					$20,973,000,000		$1,944,197.10

	Total Fees Previously Paid

	Total Fee Offsets							$1,144,677.20

	Net Fee Due							$799,519.90

(1)

An indeterminate number or amount of interests in the Structured Investment Option® of Equitable Financial Life Insurance Company that may from time to time be issued at indeterminate prices in U.S. dollars. Units of interest are only sold in U.S. dollar amounts. The maximum aggregate offering price is estimated solely for the purposes of determining the registration fee.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed(1)	Fee Paid with Fee Offset Claimed
Rules 457(b) and 0-11(a)(2)
Fees Offset Claims
Fees Offset Sources
Rule 457(p)
Fees Offset Claims	Equitable Financial Life Insurance Company	S-3/A	333-253137	05/03/2021		$1,144,677.20	Other	Interests in Structured Investment Option	NA	$10,492,000,000
Fees Offset Sources	Equitable Financial Life Insurance Company	S-3/A	333-253137		05/03/2021						$1,144,677.20

(1)	The unsold securities are deemed deregistered upon effectiveness of this registration statement.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Offered	Form Type	File Number	Initial Effective Date

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